UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 14, 2008

Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281

(Address of Principal Executive Offices) (Zip Code)
(602) 389-8888

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.73(A)
EX-10.81

Item 1.01. Entry into a Material Definitive Agreement.
     On February 14, 2008, we entered into a second amendment, (the “Second Amendment”), to our credit and guaranty agreement dated as of October 26, 2007 (the “Credit Agreement”) with certain lenders and Silver Point Finance, LLC, as administrative agent, collateral agent, and lead arranger (“Agent”) that provides, among other things, as follows (capitalized terms not otherwise defined herein will have the meanings set forth in the Credit Agreement):
     The Second Amendment contemplates that the Credit Parties may enter into a third amendment to the Credit Agreement (the “Third Amendment”), which Third Amendment would (a) set forth amended covenants, and (b) provide a revolving facility in the aggregate principal amount of $20,000,000.
     The Second Amendment establishes a floor to the interest rate for Base Rate Loans at 15.5% and for LIBOR Rate Loans at 13.5%. Additionally, the Second Amendment increased the Applicable Margin from 6% to 9% for LIBOR Rate Loans and from 5% to 8% for Base Rate Loans.
     The Second Amendment restricts our access to the Revolving Loans and Letters of Credit, and provides that no Revolving Loans will be made and no Letters of Credit will be issued without the prior written consent of the necessary Lenders. The Unused Line Fee (as defined in the Fee Letter) will cease to accrue until such time that this restriction on access to the Revolving Loans and Letters of Credit is removed.
     The Second Amendment also required us to make the following payments: (a) $4,540,625 for application to the payment of interest due on the Term Loans; (b) in the amount of $3,750,000 (the Initial Payment (as defined in the Second Amendment Fee Letter)); (c) $254,286.71 for out of pocket expenses incurred by Collateral Agent; (d) an amount necessary to cash collateralize any outstanding Letters of Credit; (e) an amount necessary to repay a portion of the principal of the Term Loan; and (f) an amount necessary to pay the Make-Whole Amount required by the Fee Letter in connection with our prepayment of the Term Loans.
     The Second Amendment requires that we must prepay the Term Loans to be not more than $120,000,000 minus an amount to be determined based on principal payments made on or after the Second Amendment Effective Date (other than certain payments which the parties have agreed to exclude).
     The Second Amendment adds additional affirmative covenants, including, without limitation, requirements that we must do the following:
     (a)      Enter into an agreement with an Operational Advisor, which Operational Advisor will have oversight authority of the cash management of the Credit Parties and work with Collateral Agent on various matters.
     (b)      Provide to Administrative Agent a weekly Budget which Budget must be approved by the Operational Advisor.

     (c)      Provide weekly reconciliations (approved by the Operational Advisor) of the actual cash receipts, disbursements, net cash, and Availability of Credit Parties to the amount set forth in each budgeted line item in the Budget for such week.
     (d)      Provide weekly reports (approved by the Operational Advisor) identifying the funds received into and disbursed from each Deposit Account maintained by any Credit Party during the immediately preceding week, and the total amount of funds on deposit in each such Deposit Account as of the last Business Day of such immediately preceding week.
     (e)      Cause title to all “in-transit” Inventory to transfer to us at the point of shipment and take any actions to grant and perfect a First Priority Lien in favor of Collateral Agent on such Inventory, including consigning all negotiable bills of lading to the order of Silver Point Finance, LLC.
     (f)      Take all actions necessary to grant and perfect a First Priority Lien in favor of Collateral Agent in all insurance policies of any Credit Party.
     (g)      Provide a schedule of Reworked Inventory, and cause such Reworked Inventory to be (i) converted for use in the United States and delivered to a common carrier for transport to the United Stated by March 4, 2008, and (ii) delivered to the United States by March 31, 2008.
     (h)      Use commercially reasonable efforts to collect all accounts receivable owing from Account Debtors located outside of the United States on or before March 4, 2008.
     (i)      Arrange for a third party inspector selected by the Agents to have access to the Inventory of Credit Parties located in Asia, and cooperate with such third party inspector to provide the written results of such inspection.
     The Second Amendment also allows the Collateral Agent to have access to the customers and suppliers of the Credit Parties promptly upon request (and not merely after the occurrence and during the continuation of an Event of Default). If no Event of Default has occurred and is continuing, our representative shall be given the opportunity to be present for any communication with customers and suppliers.
     The Second Amendment extends the time period in which we must complete certain post-closing requirements.
     We must also provide to Agents certain of our Projections, which Projections must be (a) reviewed and approved by the Operational Advisor, and (b) consistent with the Budget.
     We have also amended our negative covenants to provide, among other things, as follows:
     (a)      Certain items in the Budget will not deviate from the benchmarks set forth for those items in the Budget.
     (b)      At any time (a) that Availability is less than $15,000,000, or (b) during the occurrence and continuance of a Default or an Event of Default, no Credit Party will, or will permit any of its Subsidiaries to generate Accounts from sales of Inventory to Account Debtors, other than Account Debtors located in the United States that are acceptable to Agents.
     The Second Amendment also adds the following as a new Event of Default: A breach, default or event of default shall occur under the Factoring Agreement if the effect of such breach, default or event of default is to permit the Factor to terminate the Factor Agreement, (ii) the Factoring Agreement or Factoring Assignment Agreement shall terminate for any reason (other than by expiration of its scheduled term), or (iii) the Factor shall exercise any remedies under the Factoring Agreement; provided that after December 31, 2008, we may replace the Factoring Agreement with a similar agreement satisfactory to Administrative Agent at Administrative Agent’s sole discretion.
     In addition, on February 21, 2008, we entered into a Forbearance Agreement with the parties to the Credit Agreement (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, we have acknowledged certain Specified Events of Default under the Credit Agreement, and the Lenders have agreed to forbear from exercising their remedies as a result of these Specified Events of Default until the earlier of (1) February 29, 2008 or (2) one of the following “Termination Events,” which will be deemed to occur if: (a) any party to the Forbearance Agreement shall be enjoined pursuant to an order of any court from complying with any of the terms or conditions of the Forbearance Agreement; (b) any Default or Event of Default (other than a Specified Event of Default) shall occur; (c) the Administrative Agent, in its sole business judgment, determines that adequate progress is not being made by the Credit Parties toward executing the Third Amendment to the Credit Agreement currently under discussion among the parties; or (d) the Administrative Agent terminates the Forbearance Period. The Forbearance Agreement further provides that the Obligations under the Credit Agreement shall accrue interest at the Default Rate for each day on which any Event of Default, including the Specified Events of Default, has occurred.
     The foregoing descriptions of the Second Amendment and Forbearance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and Forbearance Agreement, which are filed as Exhibits 10.73(a) and 10.81, respectively, to this Form 8-K and incorporated by reference into this Item 1.01.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number
10.73(a)	Second Amendment to Credit and Guaranty Agreement, dated as of February 14, 2008, by and among Syntax-Brillian Corporation and Syntax-Brillian SPE, Inc., as Borrowers, Certain Subsidiaries of Syntax-Brillian Corporation, as Guarantors, Various Lenders, and Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, and Lead Arranger

10.81	Forbearance Agreement, dated as of February 21, 2008, by and among Syntax-Brillian Corporation, Certain Subsidiaries of Syntax-Brillian Corporation, Various Lenders, and Silver Point Finance, LLC, as Administrative Agent, Borrowing Base Agent, Lead Arranger, and Collateral Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: February 21, 2008	By:	/s/ John S. Hodgson
John S. Hodgson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.73(a)	Second Amendment to Credit and Guaranty Agreement, dated as of February 14, 2008, by and among Syntax-Brillian Corporation and Syntax-Brillian SPE, Inc., as Borrowers, Certain Subsidiaries of Syntax-Brillian Corporation, as Guarantors, Various Lenders, and Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, and Lead Arranger

10.81	Forbearance Agreement, dated as of February 21, 2008, by and among Syntax-Brillian Corporation, Certain Subsidiaries of Syntax-Brillian Corporation, Various Lenders, and Silver Point Finance, LLC, as Administrative Agent, Borrowing Base Agent, Lead Arranger, and Collateral Agent